UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 22, 2014, Eastern Virginia Bankshares, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the Company’s plans to repay up to $15 million of the Company’s Series A fixed rate cumulative perpetual preferred stock, liquidation value $1,000 per share (the “Series A Preferred Stock”), that the Company initially issued to the U.S. Department of the Treasury through the Troubled Asset Relief Program Capital Purchase Program. The Press Release also announced the Company’s plans to pay $4.1 million of previously accumulated but unpaid dividends to holders of the Series A Preferred Stock, and pay $1.1 million of previously accrued but deferred interest on the Company’s trust preferred securities.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated May 22, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated: May 22, 2014	/s/ J. Adam Sothen
By: J. Adam Sothen
Executive Vice President &
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 22, 2014.

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